SCHEDULE N
                             DATED AUGUST 17, 2016
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                                 ACADIAN FUNDS

---------------------------------- ---------------------------------------------
                                          INVESTOR CLASS     Y CLASS     I CLASS
FUND                                          SHARES         SHARES       SHARES
---------------------------------- ---------------------------------------------
Acadian Emerging Markets Portfolio               X              X           X
---------------------------------- ---------------------------------------------

                                                                     EXHIBIT N.1

                                 ACADIAN FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                             INVESTOR CLASS SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Investor Class Shares are sold without a load or sales charge, but are subject to a shareholder service plan under which the Fund may pay an annual fee up to 0.25% of assets attributable to Investor Class Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Investor Class Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.   ELIGIBILITY OF PURCHASERS

     Investor Class Shares are available to individual and institutional customers and may require a minimum initial investment (as described in each prospectus).

3.   EXCHANGE PRIVILEGES

     Investor Class Shares of each Acadian Fund may be exchanged for Investor Class Shares of another Acadian Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Investor Class Share shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Shareholders of Investor Class Shares of one Acadian Fund may convert such Investor Class Shares into Y Class Shares or I Class Shares of the same Acadian Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus for such Acadian Fund and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Y Class Shares or I Class Shares.

                                                                     EXHIBIT N.2

                                 ACADIAN FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Y CLASS SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Y Class Shares are sold without a load or sales charge, but are subject to a shareholder service plan under which the Fund may pay an annual fee up to 0.10% of assets attributable to Y Class Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Y Class Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.   ELIGIBILITY OF PURCHASERS

     Y Class Shares are available to individual and institutional customers and may require a minimum initial investment (as described in each prospectus).

3.   EXCHANGE PRIVILEGES

     Y Class Shares of each Acadian Fund may be exchanged for Y Class Shares of another Acadian Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Y Class Share shareholder will have one vote for each full Y Class Share held and a fractional vote for each fractional Y Class Share held. Y Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Y Class Share shareholders differ from the interests of holders of any other class; and
     (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Shareholders of Y Class Shares of one Acadian Fund may convert such Y Class Shares into Investor Class Shares or I Class Shares of the same Acadian Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus for such Acadian Fund and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Investor Class Shares or I Class Shares.

                                                                     EXHIBIT N.3

                                 ACADIAN FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 I CLASS SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     I Class Shares are sold without a load or sales charge, and are not subject to a Rule 12b-1 fee or shareholder services fee.

2.   ELIGIBILITY OF PURCHASERS

     I Class Shares are available to individual and institutional customers and may require a minimum initial investment (as described in each prospectus).

3.   EXCHANGE PRIVILEGES

     I Class Shares of each Acadian Fund may be exchanged for I Class Shares of another Acadian Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each I Class Share shareholder will have one vote for each full I Class Share held and a fractional vote for each fractional I Class Share held. I Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its arrangements; (ii) separate voting rights on any matter submitted to shareholders in which the interests of the I Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Shareholders of I Class Shares of one Acadian Fund may convert such I Class Shares into Y Class Shares or Investor Class Shares of the same Acadian Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus for such Acadian Fund and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Y Class Shares or Investor Class Shares.

     In the event that a shareholder does not meet the minimum investment requirement for investment in I Class Shares, the Fund may, in its discretion, elect to convert such shareholder's I Class Shares into Y Class Shares or Investor Class Shares.